UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2013

CORNERSTONE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-30497	62-1175427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

835 Georgia Avenue, Chattanooga, Tennessee 37402
(Address of principal executive offices) (zip code)

(423) 385-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 27, 2013, Cornerstone Bancshares, Inc. (the “Company”) and First Tennessee Bank National Association (the “Lender”) entered into a loan agreement, pursuant to which the Company borrowed $1,740,000 (the “First Tennessee Loan Agreement”) from the Lender. The material terms of the First Tennessee Loan Agreement are:

(1)	principal amount due and payable on March 25, 2014;

(2)	interest payable quarterly beginning June 27, 2013 at 2% per annum;

(3)	100% cash-secured;

(4)	no financial covenants;

(5)   unpaid principal and interest could be declared immediately due and payable upon a default under the First Tennessee Loan Agreement, including a default in payment or a material adverse change in the Company’s financial condition.

The proceeds of the First Tennessee Loan Agreement were used on March 27, 2013 to pay off the amount due under the Fifth Modification of Loan Documents effective April 1, 2011 between the Company and FDIC as receiver for Silverton Bank, N.A. (the “Silverton Loan Agreement”), thereby terminating the Silverton Loan Agreement.

The material terms of the Silverton Loan Agreement were:

(1)	remaining principal outstanding prior to termination: $1,740,000;

(2)	principal payable semi-annually in installments of $435,000 until July 10, 2014;

(3)	interest payable quarterly at an annual rate equal to the greater of (i) the prime rate plus 3%, or (ii) 6.50%;

(4)	secured by all issued and outstanding shares of the Company’s wholly owned subsidiary, Cornerstone Community Bank.

Item 1.02	Termination of a Material Definitive Agreement.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant..

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE BANCSHARES, INC.

Date:	April 1, 2013	By:	/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President and Chief Executive Officer

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